EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Media Contact:

5W Public Relations

reeds@5wpr.com

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Reed’s, Inc. Appoints Richard H. Hubli as Vice President of Operations

America’s #1 Name in Ginger Taps Supply Chain Executive to Lead Operations

Norwalk, CT (September 29, 2020) - Reed’s, Inc. (NASDAQ: REED), maker of the nation’s leading portfolio of handcrafted, all-natural beverages, announces the appointment of Richard H. Hubli as Vice President of Operations, effective immediately. Joining the company’s executive leadership, Hubli brings nearly four decades of diversified experience in supply chain and operations management to Reed’s, Inc.

As Vice President of Operations, Hubli will lead the long-term strategy for Reed’s to establish an operational infrastructure of systems, processes and personnel that support the company’s rapid growth. Through his day-to-day leadership, Hubli will strengthen the supply chain, enhance internal procedures and ensure optimal production timelines. In partnership with the company’s finance department, Hubli will also manage all aspects of the company’s financial operations, as well as capital planning for future business opportunities.

“We’re excited to welcome Rich, and are confident that his proven success in end-to-end supply chain management will advance our operational goals during this crucial time of our company’s acceleration,” shared Norman E. Snyder, CEO of Reed’s, Inc. “We’ve seen tremendous momentum this year, and Rich’s track record of developing strategic operational practices will be instrumental in expanding our supply chain and co-packer network to meet the increased demand for our portfolio of handcrafted beverages. He will round out the senior management team and will continue to advance the processes implemented that have contributed to supply chain improvements experienced by the company this past year.”

“I was drawn to Reed’s, Inc. by their commitment to innovation, and their unlimited growth potential,” said Hubli. “With my extensive experience in supply chain management, it’s an incredible time for me to join the team, and create an operational infrastructure that propels the company forward as the leader in the all-natural beverages category.”

Formerly the Senior Vice President of Operations at Harvest Hill Beverage Company, Hubli has driven operational excellence throughout his career for many consumer packaged goods companies, including PepsiCo, Cadbury Schweppes, Fuze, High Ridge Brands, Nestle, General Foods and Kozy Shack Enterprises. His professional experience also includes founding Rockhouse Services, LLC, a consultancy business focused on operations and supply chain improvement.

For more information about Reed’s, Inc., please visit the Company’s website at: http://www.drinkreeds.com or call 800-99-REEDS. Follow Reed’s on Twitter, Instagram, and Facebook (@drinkreeds).

About Reed’s, Inc.

Established in 1989, Reed’s is America’s number 1 name in Ginger and America’s best-selling Ginger Beer brand and innovator for decades. Virgil’s is America’s best-selling independent, full line of natural craft sodas. The Reed’s ® portfolio is sold in over 35,000 retail doors nationwide. Reed’s core product line of Original, Extra and Strongest Craft Ginger Beers, along with the Certified Ketogenic Zero Sugar Extra Ginger Beer are unique due to the proprietary process of using fresh ginger root combined with a Jamaican inspired recipe of natural spices and fruit juices. The company uses this same handcrafted approach in its award-winning Virgil’s TM line of great tasting, bold flavored craft sodas and Certified Ketogenic Zero Sugar Varieties.

Safe Harbor Statement

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, difficulty in marketing products, maintaining and protecting brand recognition, the need for capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, industry wide impact of the COVID 19 epidemic, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.